Exhibit (g)(1)(k)
FORM OF
EXHIBIT 1
CUSTODIAN SERVICES AGREEMENT
PL Portfolio Optimization Conservative
PL Portfolio Optimization Moderate-Conservative
PL Portfolio Optimization Moderate
PL Portfolio Optimization Moderate-Aggressive
PL Portfolio Optimization Aggressive
PL Money Market Fund
PL International Value Fund
PL Short Duration Bond Fund
PL Floating Rate Loan Fund
PL Growth LT Fund
PL Mid-Cap Value Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Small-Cap Growth Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Large-Cap Value Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
AGREED TO & ACCEPTED BY:
PACIFIC LIFE FUNDS

By:
Name:
Title:
PFPC TRUST COMPANY

By:
Name:
Title:
Effective: July 1, 2008